UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MOUNTAIN & CO. I ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 7, 2024, AT 11:00 A.M. EASTERN TIME

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Mountain & Co. I Acquisition Corp. (the “Company”) with the Securities and Exchange Commission on October 28, 2024, in connection with the Company’s extraordinary general meeting of shareholders (the “Extension Meeting”), to be held on November 7, 2024, at 11:00 a.m., Eastern Time.

Following the filing and mailing of the Proxy Statement, the Company discovered a scrivener’s error in the maximum possible length of the Articles Extension. Rather than a maximum possible Fourth Extended Termination Date of April 9, 2025, the Articles Extension, if approved by shareholders, would permit the Board to extend the Termination Date to a maximum of May 9, 2025. The purpose of this Supplement is to correct such error. You should read this Supplement together with the Proxy Statement. Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.

Clarification of Length of New Extension

The company hereby clarifies that if the Extension Amendment Proposal is approved and implemented, the Articles Extension would extend the Termination Date to May 9, 2025. Accordingly, all references to “April 9, 2025” within the Proxy Statement, including Annex A, are hereby replaced with “May 9, 2025”.